Exhibit 99.1

Qualys Announces First Quarter 2019 Financial Results

Revenue Growth of 16% Year-Over-Year

GAAP EPS: $0.32; Non-GAAP EPS: $0.49

Raises 2019 GAAP EPS Guidance to $1.02-$1.07

Raises 2019 Non-GAAP EPS Guidance to $1.89-$1.94

Foster City, Calif., – May 1, 2019 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the first quarter ended March 31, 2019. For the quarter, the Company reported revenues of $75.3 million, net income under United States Generally Accepted Accounting Principles (“GAAP”) of $13.3 million, non-GAAP net income of $20.3 million, adjusted EBITDA of $30.6 million, GAAP earnings per diluted share of $0.32, and non-GAAP earnings per diluted share of $0.49.

“We are pleased to report another very good quarter and a great start to 2019. Our results are the fruit of our continued Cloud Platform innovation and increased customer adoption of our Cloud Agents,” said Philippe Courtot, chairman and CEO of Qualys. “As the security market is now rapidly changing fueled by the digital transformation, we feel very well-positioned for the evolving way security solutions will be consumed, which clearly requires a more holistic approach to security.”

First Quarter 2019 Financial Highlights

Revenues: Revenues for the first quarter of 2019 increased by 16% to $75.3 million compared to $64.9 million for the same quarter in 2018.

Gross Profit: GAAP gross profit for the first quarter of 2019 increased by 18% to $57.6 million compared to $49.0 million for the same quarter in 2018. GAAP gross margin percentage was 76% for the first quarter of 2019 compared to 75% for the same quarter in 2018. Non-GAAP gross profit for the first quarter of 2019 increased by 19% to $59.7 million compared to $50.2 million for the same quarter in 2018. Non-GAAP gross margin percentage was 79% for the first quarter of 2019 compared to 77% for the same quarter in 2018.

Operating Income: GAAP operating income for the first quarter of 2019 increased by 67% to $14.1 million compared to $8.4 million for the same quarter in 2018. As a percentage of revenues, GAAP operating income was 19% for the first quarter of 2019 compared to 13% for the same quarter in 2018. Non-GAAP operating income for the first quarter of 2019 increased by 33% to $24.2 million compared to $18.2 million for the same quarter in 2018. As a percentage of revenues, non-GAAP operating income was 32% for the first quarter of 2019 compared to 28% for the same quarter in 2018.

Net Income: GAAP net income for the first quarter of 2019 was $13.3 million, or $0.32 per diluted share, compared to $9.1 million, or $0.22 per diluted share, for the same quarter in 2018. Non-GAAP net income for the first quarter of 2019 was $20.3 million, or $0.49 per diluted share, compared to non-GAAP net income of $15.0 million, or $0.36 per diluted share, for the same quarter in 2018.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2019 increased by 24% to $30.6 million compared to $24.6 million for the same quarter in 2018. As a percentage of revenues, adjusted EBITDA was 41% for the first quarter of 2019 compared to 38% for the same quarter in 2018.

Operating Cash Flow: Operating cash flow for the first quarter of 2019 increased by 3% to $44.3 million compared to $43.0 million for the same quarter in 2018. As a percentage of revenues, operating cash flow was 59% for the first quarter of 2019 compared to 66% for the same quarter in 2018.

First Quarter 2019 Business Highlights

Select New Customers:

23andMe, Alliance Data Systems Corporation, Banco Pan, Eisai Corporation of North America, Global Atlantic Financial Company, Holland & Knight LLP, Opendoor, Pole Emploi, United Technologies Corporation, Safelite Group, Inc., and the University of Rhode Island.

Business Highlights:

•

Released groundbreaking global IT Asset Inventory (AI) Cloud App, which provides Security and IT teams a single source of truth to quickly analyze their complex and interconnected global IT environments, and enables collaboration on critical security remediation efforts.

•

Unveiled Patch Management (PM), a new Cloud App that provides automated patch deployment capabilities, enabling customers to transparently orchestrate full-lifecycle vulnerability management of operating systems and third-party software across global hybrid environments.

•

Announced that X-Force Red, IBM Security’s team of veteran hackers, will integrate Qualys’ new dynamic Patch Management solution with X-Force Red’s Vulnerability Management Services to automate vulnerability prioritization and patching, enabling clients to simplify vulnerability remediation and fix their most critical vulnerabilities using less resources and time.

•

Acquired the software assets of Adya, Inc., enabling Qualys to provide companies of all sizes with the ability to consolidate administration of their Software as a Service (SaaS) applications into one console, manage license costs across SaaS applications, set and enforce security policies in one place, and report and audit on all activity with a single tool.

Financial Performance Outlook

Second Quarter 2019 Guidance: Management expects revenues for the second quarter of 2019 to be in the range of $78.2 million to $78.7 million, representing 15% growth over the same quarter in 2018. GAAP net income per diluted share is expected to be in the range of $0.22 to $0.24, which assumes an effective income tax rate of 26%. Non-GAAP net income per diluted share is expected to be in the range of $0.46 to $0.48, which assumes an effective non-GAAP income tax rate of 22%. Second quarter 2019 earnings per share estimates are based on approximately 41.6 million weighted average diluted shares outstanding for the quarter.

Full Year 2019 Guidance: Management expects revenues for the full year 2019 to be in the range of $320.5 million to $323.0 million, representing 15% to 16% growth over 2018. GAAP net income per diluted share is now expected to be in the range of $1.02 to $1.07, up from the previous guidance range of $0.90 to $0.95. This assumes an effective income tax rate of 23%, down from the previous assumption of 26%. Non-GAAP net income per diluted share is now expected to be in the range of $1.89 to $1.94, up from the previous guidance range of $1.84 to $1.89. This assumes an effective non-GAAP income tax rate of 22%. Full year 2019 earnings per share estimates are based on approximately 41.8 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its first quarter 2019 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, May 1, 2019. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID # 5056689. The live webcast of Qualys’ earnings conference call, investor presentation, and prepared remarks can also be accessed at https://investor.qualys.com/events.cfm. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Vinayak Rao

Vice President, Corporate Development and Investor Relations

(650) 801-6210

ir@qualys.com

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 12,200 customers and active users in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes and substantial cost savings. The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance and protection for IT systems and web applications on premises, on endpoints and elastic clouds. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our expectations regarding our Qualys Cloud Platform innovation and the capabilities of our platform; the benefits of our strategic acquisitions; the benefits of our new products, integrations, collaborations and joint solutions; our strategy and our business model and our ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the second quarter and full year 2019, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the second quarter and full year 2019. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 27, 2019.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA (defined as earnings before interest expense, taxes, depreciation, amortization, stock-based compensation, interest income and other income (expense), net, non-recurring expenses, and acquisition-related expenses that do not reflect ongoing costs of operating the business) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment and principal payments under capital lease).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, non-recurring expenses and acquisition-related expenses that do not reflect ongoing costs of operating the business. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenue recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the second quarter and full year 2019 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the second quarter and full year 2019. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes its estimated non-GAAP effective tax rate of 22% in 2019 is a reasonable estimate under its global operating structure. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues	$75,343	$64,878
Cost of revenues (1)	17,709	15,901

Gross profit	57,634	48,977
Operating expenses:
Research and development (1)	15,837	12,553
Sales and marketing (1)	17,315	16,233
General and administrative (1)	10,431	11,785

Total operating expenses	43,583	40,571

Income from operations	14,051	8,406
Other income (expense), net:
Interest expense	(42)	(38)
Interest income	2,051	1,090
Other income (expense), net	(223)	193

Total other income (expense), net	1,786	1,245

Income before income taxes	15,837	9,651
Provision for income taxes	2,571	509

Net income	$13,266	$9,142

Net income per share:
Basic	$0.34	$0.24

Diluted	$0.32	$0.22

Weighted average shares used in computing net income per share:
Basic	39,109	38,789

Diluted	41,546	41,934

(1) Includes stock-based compensation as follows:
Cost of revenues	$545	$654
Research and development	2,340	1,841
Sales and marketing	1,068	1,401
General and administrative	4,492	4,995

Total stock-based compensation	$8,445	$8,891

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2019	2018
Net income	$13,266	$9,142
Other comprehensive income (loss):
Available-for-sale marketable securities:
Change in net unrealized gain (loss) on marketable securities, net of tax	655	(407)
Reclassification adjustment for net realized gain included in net income	28	16

Total change in unrealized gain (loss) on marketable securities, net of tax	683	(391)
Cash flow hedges:
Change in net unrealized gain, net of tax	213	—
Other comprehensive income (loss), net of tax	896	(391)

Comprehensive income	$14,162	$8,751

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$93,127	$41,026
Short-term marketable securities	205,009	248,140
Accounts receivable, net	67,863	75,825
Prepaid expenses and other current assets	16,538	13,974

Total current assets	382,537	378,965
Long-term marketable securities	96,322	76,710
Property and equipment, net	60,486	61,442
Operating leases—right of use asset	29,604	—
Deferred tax assets, net	24,653	26,387
Intangible assets, net	21,356	21,976
Goodwill	7,325	7,225
Long-term investment	2,500	2,500
Restricted cash	1,200	1,200
Other noncurrent assets	10,158	9,275

Total assets	$636,141	$585,680

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$566	$5,588
Accrued liabilities	32,017	25,130
Deferred revenues, current	174,452	164,624
Finance lease, current	1,153	1,565

Total current liabilities	208,188	196,907
Deferred revenues, noncurrent	20,450	20,423
Operating lease liability, noncurrent	33,589	—
Other noncurrent liabilities	511	10,361

Total liabilities	262,738	227,691
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	338,566	330,572
Accumulated other comprehensive loss	310	(586)
Retained earnings	34,488	27,964

Total stockholders’ equity	373,403	357,989

Total liabilities and stockholders’ equity	$636,141	$585,680

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flow from operating activities:
Net income	$13,266	$9,142
Adjustments to reconcile net income to net cash provided by operative activities:
Depreciation and amortization expense	7,935	7,043
Loss on disposal of property and equipment	105	7
Stock-based compensation	8,445	8,891
Amortization of premiums and accretion of discounts on marketable securities	(580)	36
Deferred income taxes	1,643	140
Changes in operating assets and liabilities:
Accounts receivable	7,962	14,538
Prepaid expenses and other assets	(3,192)	(2,341)
Accounts payable	(1,374)	(302)
Accrued liabilities	314	4,577
Deferred revenues	9,855	2,330
Other noncurrent liabilities	(32)	(1,072)

Net cash provided by operating activities	44,347	42,989

Cash flow from investing activities:
Purchases of marketable securities	(66,224)	(72,176)
Sales and maturities of marketable securities	91,046	40,080
Purchases of property and equipment	(8,608)	(5,985)
Business combinations	(850)	—

Net cash provided by (used in) investing activities	15,364	(38,081)

Cash flow from financing activities:
Principal payments under capital lease obligations	(419)	(747)
Proceeds from exercise of stock options	4,047	7,933
Payments for taxes related to net share settlement of equity awards	(3,367)	(4,030)
Repurchase of common stock	(7,871)	(1,481)

Net cash (used in) provided by financing activities	(7,610)	1,675

Net increase in cash, cash equivalents and restricted cash	52,101	6,583
Cash, cash equivalents and restricted cash at beginning of period	42,226	87,791

Cash, cash equivalents and restricted cash at end of period	$94,327	$94,374

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2019		2018
Net income	$13,266		$9,142
Depreciation and amortization of property and equipment	6,415		6,410
Amortization of intangible assets	1,520		633
Interest expense	42		38
Provision for income taxes	2,571		509

EBITDA	23,814		16,732
Stock-based compensation	8,445		8,891
Interest income and Other income (expense), net	(1,828)		(1,283)
Acquisition-related expenses	194	(1)	278	(2)

Adjusted EBITDA	$30,625		$24,618

(1)

For the quarter ended March 31, 2019, includes $0.3 million and $1.3 million of compensation related to acquisitions in 2019 and 2018, respectively, offset by $1.4 million of reversals of previous obligations.

(2)	For the quarter ended March 31, 2018, includes $0.3 million of compensation related to acquisitions in 2017.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
GAAP Cost of revenues	$17,709	$15,901
Less: Stock-based compensation	(545)	(654)
Less: Amortization of intangible assets	(1,495)	(608)

Non-GAAP Cost of revenues	$15,669	$14,639

GAAP Gross profit	$57,634	$48,977
Plus: Stock-based compensation	545	654
Plus: Amortization of intangible assets	1,495	608

Non-GAAP Gross Profit	$59,674	$50,239

GAAP Research and development	$15,837	$12,553
Less: Stock-based compensation	(2,340)	(1,841)
Less: Acquisition-related expenses (1)	(194)	(43)
Less: Amortization of intangible assets	(25)	(25)

Non-GAAP Research and development	$13,278	$10,644

GAAP Sales and marketing	$17,315	$16,233
Less: Stock-based compensation	(1,068)	(1,401)
Less: Acquisition-related expenses (1)	—	(235)

Non-GAAP Sales and marketing	$16,247	$14,597

GAAP General and administrative	$10,431	$11,785
Less: Stock-based compensation	(4,492)	(4,995)

Non-GAAP General and administrative	$5,939	$6,790

GAAP Operating expenses	$43,583	$40,571
Less: Stock-based compensation	(7,900)	(8,237)
Less: Amortization of intangible assets	(25)	(25)
Less: Acquisition-related expenses (1)	(194)	(278)

Non-GAAP Operating expenses	$35,464	$32,031

GAAP Income from operations	$14,051	$8,406
Plus: Stock-based compensation	8,445	8,891
Plus: Amortization of intangible assets	1,520	633
Plus: Acquisition-related expenses (1)	194	278

Non-GAAP Income from operations	$24,210	$18,208

GAAP Net income	$13,266	$9,142
Plus: Stock-based compensation	8,445	8,891
Plus: Amortization of intangible assets	1,520	633
Plus: Acquisition-related expenses (1)	194	278
Less: Tax adjustment	(3,144)	(3,959)

Non-GAAP Net income	$20,281	$14,985

Non-GAAP Net income per share:
Basic	$0.52	$0.39

Diluted	$0.49	$0.36

Weighted average shares used in non-GAAP net income per share:
Basic	39,109	38,789

Diluted	41,546	41,934

(1)	Relates to compensation expense from the acquisition of Adya, Layered Insight and NetWatcher.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Three months ended March 31,
	2019	2018
GAAP Cash flows provided by operating activities	$44,347 (1)	$42,989
Less:
Purchases of property and equipment	(8,608)	(5,985)
Principal payments under capital lease obligations	(419)	(747)

Non-GAAP Free cash flows	$35,320	$36,257

(1)	Includes $0.2 million of compensation paid during the quarter ended March 31, 2019 related to acquired assets.

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2019	2018
GAAP Revenue	$75,343	$64,878
Plus: Current deferred revenue at March 31	174,452	147,656
Less: Current deferred revenue at December 31	(164,624)	(143,186)

Non-GAAP Calculated current billings	$85,171	$69,348

Calculated current billings growth compared to same quarter of prior year	23%	19%